Exhibit 3.1

NINTH AMENDED AND RESTATED BYLAWS
OF
GOLDEN ENTERTAINMENT, INC.
ARTICLE 1
OFFICES
1.1     Registered Office. The registered office of the Corporation shall be located within the State of Minnesota as set forth in the Articles of Incorporation. The Board of Directors shall have authority to change the registered office of the Corporation and a statement evidencing any such change shall be filed with the Secretary of State of Minnesota as required by law.
1.2     Offices. The Corporation may have other offices, including its principal executive office, either within or without the State of Minnesota.
ARTICLE 2
CORPORATE SEAL
2.1     Corporate Seal. The Board of Directors shall determine whether or not the Corporation will adopt a corporate seal. If a corporate seal is adopted, inscribed on the corporate seal shall be the name of the Corporation and the words “Corporate Seal,” and when so directed by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary of the Corporation.
ARTICLE 3
SHAREHOLDERS
3.1     Regular Meetings. Regular meetings of the shareholders shall be held at the Corporation’s principal executive office or at such other place within or without the State of Minnesota as is designated by the Board of Directors. Regular meetings may be held annually or on a less frequent periodic basis, as established by a resolution of the Board of Directors, or may be held on call by the Board of Directors from time to time as and when the Board determines. At each regular meeting, the shareholders shall elect, as provided in the Articles of Incorporation and these Bylaws, qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting, and may transact such other business which properly comes before them. Notwithstanding the foregoing, if a regular meeting of the shareholders has not been held for a period of 15 months, a shareholder or group of shareholders holding 3% or more of the issued and outstanding voting shares of the Corporation may demand that a regular meeting of the shareholders be held by giving written notice to the President or Treasurer of the Corporation. Within 30 days after receipt of the notice, the Board shall cause a regular meeting of the shareholders to be called and held within 90 days after receipt of the notice. Any regular meeting held pursuant to such a demand by a shareholder or shareholders shall be held within the county where the principal executive office of the Corporation is located.
3.2     Special Meeting.
(a)    Special meetings of the shareholders may be called by (i) the Chief Executive Officer, (ii) the Chief Financial Officer, (iii) the Chairman of the Board, (iv) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or (v) any two or more members of the Board of Directors. Special meetings may also be called by one or more shareholders holding the Requisite Percentage (as defined below) by delivering to the Chief Executive Officer or Chief Financial Officer a written demand for a special meeting, which demand shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Shareholders who nominate persons for election to the Board of Directors at a special meeting must also comply with the requirements set forth in Section 3.13. Except in accordance with this Section 3.2, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders.
(b)    No shareholder may call a special meeting of the shareholders pursuant to Section 3.2(a) unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the shareholders entitled to call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation. To be in proper form for purposes of this Section 3.2(b), a request by a shareholder for the Board of Directors to fix a Demand Record Date shall set forth:
(i)     as to each Requesting Person (as defined below), the Shareholder Information (as defined in Section 3.12(b)(i), except that for purposes of this Section 3.2(b) the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3.12(b)(i));
(ii)     as to each Requesting Person,  any Disclosable Interests (as defined in Section 3.12(b)(ii), except that for purposes of this Section 3.2(b) the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3.12(b)(ii) and the disclosure with respect to the business to be brought before the meeting in 3.12(b)(ii) shall be made with respect to the business proposed to be conducted at the special meeting); and
(iii)     as to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting, and (C) if directors are proposed to be elected at the special meeting, the Nominee Information (as defined below) for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.
For purposes of this Section 3.2, the term “Requesting Person” shall mean (i) the shareholder making the request to fix a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting, and (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made.
(c)    Within 10 days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 3.2 from any shareholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the shareholders entitled to call a special meeting in accordance with Section 3.2(a), which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within such 10 day period, the Demand Record Date in respect thereof shall be deemed to be the 20th day after the date on which such a request to fix a Demand Record Date is received by the Secretary of the Corporation. Notwithstanding anything in this Section 3.2 to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 3.2(e).
(d)    Without qualification, a special meeting of the shareholders shall not be called by shareholders pursuant to Section 3.2(a) unless shareholders of record as of the Demand Record Date who hold, in the aggregate, 10% or more of the voting power of the outstanding shares of the Corporation (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be demanded by shareholders who hold, in the aggregate, 25% or more of the voting power of the outstanding shares of the Corporation) (the applicable percentage, the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Chief Executive Officer or Chief Financial Officer at the principal executive office of the Corporation. Only shareholders of record on the Demand Record Date shall be entitled to call a special meeting of the shareholders pursuant to Section 3.2(a). To be timely, a shareholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive office of the Corporation not later than the 60th day following the Demand Record Date. To be in proper form for purposes of this Section 3.2, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any shareholder or shareholders submitting a demand to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively the “Exchange Act”), by way of a solicitation statement filed on Schedule 14A (a “Solicited Shareholder”)) the information required to be provided pursuant to this Section 3.2 of a Requesting Person. A shareholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary of the Corporation at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of shareholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.
(e)    The Chief Executive Officer or Chief Financial Officer, as applicable, shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting (i) that does not comply with this Section 3.2, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a shareholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent regular meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.
(f)    After receipt of demands in proper form and in accordance with this Section 3.2 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 3.9 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the shareholders in accordance with Section 3.6 of these Bylaws.
(g)    In connection with a special meeting called by shareholders in accordance with this Section 3.2, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Directors fix a record date for notice and voting for the special meeting in accordance with this Section 3.2 or who delivered a demand to call a special meeting to the Chief Executive Officer or Chief Financial Officer shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 3.2 shall be true and correct as of the record date for shareholders entitled to vote at the special meeting and as of the date that is 10 business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation not later than five business days after the record date for shareholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the special meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any request or demand provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted a request or demand hereunder to amend or update any such request or demand, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.
(h)    Notwithstanding anything in these Bylaws to the contrary, the Board of Directors shall not be required to call a special meeting pursuant to this Section 3.2 except in accordance with this Section 3.2. If the Board of Directors shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 3.2, or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 3.2, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 3.2, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.
3.3     Quorum. Business may be transacted at any duly held meeting of the shareholders at which a quorum is present. Unless otherwise provided by law, the holders of a majority of the voting power of the shares entitled to vote at a meeting, present in person or by remote communication (if applicable) or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders. The shareholders present at the meeting in person or by remote communication (if applicable) or represented by proxy may continue to transact business until adjournment, even though a number of shareholders withdraw leaving less than a quorum. If a quorum is not present or represented at any meeting of shareholders, then either (ii) the person presiding over the meeting or (ii) a majority in voting power of the shareholders entitled to vote at the meeting, present in person or by remote communication (if applicable) or represented by proxy, shall have the power to recess or adjourn the meeting from time to time until the requisite number of voting shares are present. The date, time and place of the reconvened meeting shall be announced at the time of adjournment and notice of the reconvened meeting shall be given to all shareholders who were not present at the time of adjournment. Any business which might have been transacted at the meeting which was recessed or adjourned may be transacted at the reconvened meeting.
3.4     Remote Communications for Shareholder Meetings. The Board of Directors is authorized to hold regular or special meetings of shareholders solely by any combination of means of remote communication in accordance with Section 302A.436, Subd. 4 of the Minnesota Business Corporations Act through which the shareholders may participate in the meeting, if notice of the meeting is given to every holder of shares entitled to vote at such meeting, and if the number of shares held by the shareholders participating in the meeting would be sufficient to constitute a quorum at the meeting. Furthermore, the Board of Directors is authorized to determine that a shareholder not physically present in person or by proxy at a regular or special meeting of shareholders may, by means of remote communication, participate in a meeting of shareholders held at a designated place. In any meeting of shareholders held solely by means of remote communication or in any meeting of shareholders held at a designated place in which one or more shareholders participate by means of remote communication, the Corporation must implement reasonable measures to verify that each person deemed present and entitled to vote at the meeting by means of remote communication is a shareholder. In addition, the Corporation must implement reasonable measures to provide each shareholder participating by means of remote communication with a reasonable opportunity to participate in the meeting, including an opportunity to: (a) read or hear the proceedings of the meeting substantially concurrently with those proceedings; (b) if allowed by the procedures governing the meeting, have the shareholder’s remarks heard or read by other participants in the meeting substantially concurrently with the making of those remarks; and (c) if otherwise entitled, vote on matters submitted to the shareholders.
3.5     Voting. At each shareholders’ meeting, every shareholder having the right to vote is entitled to vote in person or by proxy. Shareholders have one (1) vote for each share having voting power standing in their name on the books of the Corporation, unless otherwise provided in the Articles of Incorporation, or these Bylaws, or in the terms of the shares. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares present and entitled to vote on the election of directors at all duly called or convened meetings of shareholders for the election of directors at which a quorum is present. Except as otherwise required by applicable law or pursuant to any regulation applicable to the Corporation or its securities, or by rules or regulations of any stock exchange applicable to the Corporation, the Articles of Incorporation or these Bylaws, each other matter presented to shareholders at a duly called or convened meeting of shareholders shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter by the shares present and entitled to vote thereon.
3.6     Notice of Meeting. Notice of regular or special meetings of the shareholders shall be given by an officer or agent of the Corporation to each shareholder shown on the books of the Corporation to be the holder of record of shares entitled to vote at the meeting in accordance with Section 3.15 of these Bylaws not less than 48 hours nor more than 60 days prior to the meeting (provided, that, if the notice is to be sent by U.S. mail, then the notice must be mailed to each shareholder at the shareholder’s address as shown on the books of the Corporation at least five calendar days prior to the meeting, and provided, further, that if a plan of merger, exchange, sale or other disposition of all or substantially all of the assets of the Corporation is to be considered at a meeting of shareholders, notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than 14 days prior to the date of such meeting). The notice must contain the date, time and place of the meeting, the means of remote communication (if any) by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, must also contain a statement of the purpose or purposes for which the meeting is called.
3.7     Proxies. At all meetings of shareholders, a shareholder may vote by an agent or agents authorized to act for such shareholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Exchange Act. Such proxies must be filed with an officer of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
3.8     Closing Transfer Books. The Board of Directors may close the stock transfer books for a period of time which does not exceed 60 days preceding any of the following: the date of any meeting of shareholders; the payment of dividends or other distributions; the allotment of rights; or the change, conversion, or exchange of shares.
3.9     Record Date. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any of the events described in Section 3.8, as a record date for the determination of which shareholders are entitled (i) to notice of and to vote at any meeting of shareholders, (ii) to receive any dividend, distribution or allotment of rights, or (iii) to exercise any rights in respect to any change, conversion, or exchange of shares. If a record date is fixed by the Board of Directors, only those shareholders of record on the record date shall be entitled to receive notice of and to vote at the meeting or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed. If the share transfer books are not closed and no record date is fixed for determination of the shareholders of record, then the date on which notice of the meeting is mailed or the date of adoption of a resolution of the Board of Directors declaring a dividend, allotment of rights, change, conversion or exchange of shares, as the case may be, shall be the record date for such determination. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of shareholders entitled to vote at such adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or any earlier date as that fixed for determination of shareholders entitled to vote at the adjourned meeting.
3.10     Presiding Officer. The Chief Executive Officer of the Corporation shall preside over all meetings of the shareholders. In the absence of the Chief Executive Officer, the President shall act as presiding officer at all meetings of the shareholders. In the absence of both the Chief Executive Officer and the President, the Board of Directors shall designate an officer of the Corporation or other person present to act as presiding officer.
3.11     Written Action by Shareholders. Any action required or permitted to be taken at a regular or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if consent or consents in writing, setting forth the action so taken, shall be signed by all shareholders of record on the record date established pursuant to this Section 3.11, which written consent shall be delivered to the Secretary of the Corporation at its principal executive office. Every written consent shall bear the date of the signature of each shareholder who signs the consent, and no written consent shall be effective to take corporate action unless, within 60 days of the earliest dated valid consent delivered in the manner described in this Section 3.11, written consents signed by all shareholders of record are delivered to the Corporation. Only shareholders of record on the applicable record date shall be entitled to consent to corporate action in writing without a meeting. Without qualification, any shareholder of record seeking to have the shareholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation. Within 10 days after receipt of a request in proper form from any such shareholder, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to take such action, which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such 10 day period after the date on which such a request is received by the Secretary of the Corporation, (i) the record date for determining shareholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the 10th day after the date on which such a request is received, and (ii) the record date for determining shareholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
3.12     Advance Notice of Shareholder Proposals. At any regular meeting of shareholders, only such business (other than the nomination and election of directors, which shall be subject to Section 3.13) may be conducted as shall be appropriate for consideration at the meeting of shareholders and as shall have been (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not so specified, otherwise brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board, or (iii) brought before the meeting by any shareholder present in person who (A)(x) was a record owner of shares of the Corporation both at the time of giving the notice provided for in Section 3.12(a) and at the time of the meeting, (y) is entitled to vote at the meeting, and (z) has complied with the notice procedures hereinafter set forth in this Section 3.12 in all respects, or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before a regular meeting of shareholders. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 3.13 and this Section 3.12 shall not be applicable to nominations except as expressly provided in Section 3.13.
(a)     Timing of Notice. Without qualification, for business to be properly brought before any regular meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation: (i) in the case of an annual meeting of shareholders, not less than 90 days nor more than 120 days before the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting, or (ii) in the case of a regular meeting other than an annual meeting, within

10 days after the first public announcement of the date of such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as required above. For the purposes of this Section 3.12 and Section 3.13 below, “public announcement” means disclosure (i) when made in a press release reported by the Associated Press or comparable national news service, (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission, or (iii) when mailed as notice of the meeting as provided in Section 3.6 above.
(b)     Content of Notice. To be in proper form for purposes of this Section 3.12, a shareholder’s notice to the Secretary of the Corporation shall set forth:
(i)     as to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), and (B) (iii) the class or series (if any) and number of shares that are owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future) (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Shareholder Information”);
(ii)     as to each Proposing Person (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series (if any) of shares of the Corporation; provided, that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person's business as a derivatives dealer, (B) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (C) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (D) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (E) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal, and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;
(iii)     as to each item of business that the shareholder proposes to bring before the regular meeting, (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and
(iv)    a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal.
For purposes of this Section 3.12, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation.
(c)     Notice Updates. A shareholder providing notice of its intent to propose business at a regular meeting of shareholders shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.12 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than five business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a regular meeting of the shareholders.
(d)     Consequences of Failure to Satisfy Advance Notice Procedures. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a regular meeting of shareholders that is not properly brought before the meeting in accordance with this Section 3.12. The officer of the Corporation presiding over the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the procedures described in this Section 3.12 and, if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 3.12 shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with these Bylaws.

3.13     Nomination of Director Candidates. Only persons who are nominated in accordance with the procedures set forth in this Section 3.13 shall be eligible for election as directors at a regular meeting of shareholders or at a special meeting of shareholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting). Nominations of persons for election of the Board of Directors may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or a committee or persons authorized to do so by the Board of Directors or (ii) by any shareholder present in person who (A)(x) was a record owner of shares of the Corporation both at the time of giving the notice provided for in Section 3.13(a) and at the time of the meeting, (y) is entitled to vote at the meeting, and (z) has provided the information, agreements and questionnaires with respect to such shareholder and its candidate for nomination as required by this Section 3.13 and has complied with the notice and nomination procedures set forth in this Section 3.13 in all respects. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a regular meeting or special meeting of shareholders. In no event may a Nominating Person (as defined below) provide notice pursuant to this Section 3.13 with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for notice to be timely given (as set forth in Section 3.13(a)), or (iii) the 10th day following the date of public announcement (as defined in Section 3.12) of such increase.
(a)     Timing of Notice. Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation, not less than 90 days nor more than 120 days before the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event the date of the regular meeting is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of shareholders is called in accordance with Section 3.2 for the purpose of electing one or more members to the Corporation’s Board of Directors, for a shareholder’s notice of nominations to be timely it must be delivered in writing and in proper form to the Secretary of the Corporation or mailed and received in proper form at the principal executive office of the Corporation within 10 days after the first public announcement of the date of such special meeting. Except to the extent otherwise required by law, the adjournment of a regular meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as required above.
(b)     Content of Notice. To be in proper form for purposes of this Section 3.13, a shareholder’s notice to the Corporation shall set forth:
(i)     as to each Nominating Person (as defined below), the Shareholder Information (as defined in Section 3.12(b)(i), except that for purposes of this Section 3.13 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3.12(b)(i));
(ii)     as to each Nominating Person,  any Disclosable Interests (as defined in Section 3.12(b)(ii), except that for purposes of this Section 3.13 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3.12(b)(ii) and the disclosure with respect to the business to be brought before the meeting in 3.12(b)(ii) shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information set forth in Section 3.12(b)(ii)(E), the Nominating Person’s notice for purposes of this Section 3.12 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any nominee and (y) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act;

(iii)     as to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a shareholder’s notice pursuant to this Section 3.13 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of shareholders at which directors are to be elected and to serving as a director for a full term if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 3.13(e); and
(iv)    a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.
For purposes of this Section 3.13, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.
(c)     Notice Updates. A shareholder providing notice of any nomination of persons for election to the Board of Directors shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.13 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than five business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.
(d)     Exchange Act. In addition to the requirements of this Section 3.13 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 3.13, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s candidates. If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(e)     Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors. To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting of shareholders, a candidate must be nominated in the manner prescribed in Section 3.13 above and the candidate for nomination, whether nominated by the Board of Directors or by a shareholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive office of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation upon written request of any shareholder of record therefor) with respect to the background, qualifications, suitability under gaming laws and regulations, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the Corporation upon written request of any shareholder of record therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), (D) agrees to file an application for licensing or finding of suitability if the Nevada Gaming Commission or other applicable gaming authority shall so require or the Board of Directors deems it necessary or advisable, and (E) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election. The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the Director Qualification standards, applicable gaming laws and regulations, and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person. A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 3.13(e), if necessary, so that the information provided or required to be provided pursuant to this Section 3.13(e) shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.
(f)     Consequences of Failure to Satisfy Nominating Procedures. No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination have complied with this Section 3.13. The officer of the Corporation presiding over the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this Section 3.13 and, if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.
(g)     Compliance with Law. Notwithstanding the foregoing provisions of Sections 3.12 and 3.13 above, a shareholder shall also comply with all applicable requirements of Minnesota law and the Exchange Act with respect to the matters set forth in such Sections. For purposes of clarity, the requirements of Sections 3.12 and 3.13 apply to proposals made or brought or sought to be made or brought at any regular meeting, whether or not such proposals are, or are required to be, included in the Corporation’s proxy statement pursuant to the federal proxy rules set forth in the Exchange Act.
3.14     No Liability for Gaming Approvals. The Company shall have no obligation to assist or incur liability for any shareholder (other than a shareholder who is an active officer, director or employee of the Company or a subsidiary thereof) in any gaming application or approval relating to the shares held by such shareholder.
3.15     Delivery of Notice; Notice by Electronic Transmission.
(a)    Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under any provisions of the Minnesota Business Corporation Act, the Articles of Incorporation, or these Bylaws may be given in writing directed to the shareholder’s mailing address (or by electronic transmission directed to the shareholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such shareholder’s address or (3) if given by electronic mail, when directed to such shareholder’s electronic mail address unless the shareholder has notified the Corporation in writing of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.
(b)    Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under any provision of the Minnesota Business Corporation Act, the Articles of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given; provided, that the Corporation may give a notice by electronic mail in accordance with Section 3.15(a) without obtaining the consent required by this Section 3.15(b). Any such consent required by this Section 3.15(b) shall be revocable by the shareholder by written notice to the Corporation. Any notice given pursuant to this Section 3.15(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice, (ii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iii) if by any other form of electronic transmission, when directed to the shareholder. Notwithstanding the foregoing, a notice may not be given to a shareholder by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two consecutive notices to such shareholder given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability, or any disruption in such delivery caused by third parties, shall not invalidate any meeting or other action. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
3.16     Delivery to the Corporation. Whenever this Article 3 requires one or more persons (including a record or beneficial owner of shares) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.
ARTICLE 4
DIRECTORS
4.1     General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.
4.2     Number. The total number of directors constituting the Board of Directors shall be fixed by or in the manner provided in the articles of incorporation or these Bylaws. The total number of directors constituting the Board of Directors may be increased or decreased by a resolution adopted by the affirmative vote of a majority of the Board of Directors; provided, however, that no decrease in the number of directors pursuant to this Section 4.2 shall effect the removal of any director then holding office except in compliance with applicable law and Section 4.11 below.
4.3     Qualifications and Term of Office. Directors need not be shareholders or residents of the State of Minnesota. The Board of Directors shall be elected by the shareholders at the annual meeting of shareholders and at any special shareholders’ meeting called for that purpose. A director, including a director elected to fill a vacancy pursuant to Section 4.12, shall hold office until the annual meeting of shareholders for the year in which his or her term expires and until the director’s successor is elected and qualifies, or until the earlier death, resignation, removal, or disqualification of the director.
4.4     Quorum. A majority of the total number of directors constituting the Board of Directors constitutes a quorum for the transaction of business; provided, however, that if any vacancies exist (by reason of death, resignation, newly created directorship or otherwise), a majority of the remaining directors constitutes a quorum. If less than a quorum is present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without further notice other than announcement at the meeting, until a quorum is present.
4.5     Action of Directors. The acts of a majority of the directors present at a meeting at which a quorum is present are the acts of the Board of Directors.
4.6     Meetings. Meetings of the Board of Directors may be held from time to time at any place, within or without the State of Minnesota, that the Board of Directors may select. If the Board of Directors fails to select a place for a meeting, the meeting shall be held at the principal executive office of the Corporation. The Chief Executive Officer or any director may call a meeting of the Board of Directors by giving notice to all directors of the date, time and place of the meeting; provided, that the notice need not specify the place of meeting if the meeting is to be held at the Corporation’s principal executive office. Notice of the date, time and place of the meeting shall be delivered personally by hand, courier or telephone (including a voice-messaging system or other system designed to record and communicate messages), sent by U.S. first-class mail, postage prepaid, sent by facsimile or electronic mail or sent by other means of electronic transmission, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records. If the notice is to be sent by U.S. mail, then the notice must be mailed to each director at least four calendar days prior to the meeting. If the notice is delivered personally (by hand, courier or telephone), sent by facsimile or electronic mail or sent by other means of electronic transmission, then the notice must be delivered or sent at least 24 hours prior to the meeting. Notwithstanding the foregoing, if the date, time and place of the meeting of the Board of Directors has been announced at a previous meeting of the Board of Directors, no additional notice of such meeting is required, except that notice shall be given to all directors who were not present at the previous meeting. Notice of the meeting of the Board of Directors need not state the purpose of the meeting. A director may orally or in writing waive notice of the meeting. Attendance by a director at a meeting of the Board of Directors also constitutes a waiver of notice of such meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting allegedly is not lawfully called or convened and such director does not participate thereafter in the meeting.
4.7     Meeting by Electronic Communications. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes meeting of the Board of Directors if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting, and if the same notice is given of the conference as would be required for a Board of Directors meeting under these Bylaws. In any Board of Directors meeting, a director may participate by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting.
4.8     Compensation. Directors may receive such compensation, including fees and reimbursement of expenses, as may be determined from time to time by resolution of the Board of Directors.
4.9     Committee. By the affirmative vote of a majority of the directors, the Board of Directors may establish a committee or committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution adopted by the Board of Directors. A committee shall consist of one or more persons, who need not be directors, that have been appointed by affirmative vote of a majority of the directors present. A majority of the members of the committee present at any meeting of the committee is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution approved by the Board of Directors. Minutes of any meetings of committees created by the Board of Directors shall be available upon request to members of the committee and to any director.
4.10     Action by Absent Director. A director may give advance written consent or opposition to a proposal to be acted upon at a Board of Directors meeting by giving a written statement to the Chief Executive Officer, Chief Financial Officer, or any director which sets forth the proposal to be voted on and contains a statement of the director’s voting preference with regard to the proposal. An advance written statement does not constitute presence of the director for purposes of determining a quorum, but the advance written statement shall be counted in the vote on the subject proposal provided that the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal set forth in the advance written statement. The advance written statement by a director on a proposal shall be included in the records of the Board of Directors’ action on the proposal.
4.11     Removal of Directors by Board of Directors. Any director who has been elected by the Board of Directors to fill a vacancy on the Board of Directors, or to fill a directorship created by action of the Board of Directors, and who has not subsequently been reelected by the shareholders, may be removed by a majority vote of all directors constituting the Board, exclusive of the director whose removal is proposed.
4.12     Vacancies. Any vacancy on the Board of Directors (whether resulting from death, resignation, disqualification or removal of any director or newly created directorships resulting from any increase in the authorized number of directors) may be filled by majority vote of the directors then in office (or by a sole remaining director), even though less than a quorum.

4.13     Written Action by Less than All of the Directors. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting and notice thereof if the number of directors required to take the same action at a duly held meeting of the Board of Directors at which all of the directors are present consent thereto in writing or by electronic transmission. Such action by written consent or consent by electronic transmission shall have the same force and effect as an action taken at a duly convened and quorate meeting of the Board of Directors. If an action is consented to in writing or by electronic transmission by less than all the directors, any director not consenting to the action will be notified as soon as reasonably possible of the content of the action and the effective date of the action. Failure to provide the notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions so taken.
4.14     Dissent from Action. A director of the Corporation who is present at a meeting of the Board of Directors at which any action is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter, or unless the director votes against the action at the meeting, or is prohibited from voting on the action.
4.15     Disclosure to Gaming Regulatory Authorities. Each director must agree to provide such background information, including a financial statement, and consent to such background investigation, as may be required by gaming regulatory authorities, and must agree to respond to questions from gaming regulatory authorities.

ARTICLE 5
OFFICERS
5.1     Election of Officers. The Board of Directors shall from time to time, elect a Chief Executive Officer, President, and a Chief Financial Officer, who may also be designated as Treasurer. The Board of Directors may elect, but shall not be required to elect, a Secretary and a Chairman of the Board. In addition, the Board of Directors may elect, or empower the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President to appoint, such other officers and agents as it may deem necessary. Any number of offices may be held by the same person. All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.
5.2     Term of Office. The officers shall hold office until their successors are elected and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the directors present at a Board of Directors meeting at which a quorum is present.
5.3     Chief Executive Officer. The Chief Executive Officer shall:
(a)     Have general active management of the business of the Corporation;
(b)     When present, preside at all meetings of the shareholders;
(c)     When present, and if there is not a Chairman of the Board, preside at all meetings of the Board of Directors; and
(d)     Maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders.
All other officers shall be subject to the direction and authority of the Chief Executive Officer.
5.4     Chief Financial Officer. The Chief Financial Officer shall:

(a)     Keep accurate financial records for the Corporation;
(b)     Deposit all money, drafts and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors;
(c)     Endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefor;
(d)     Disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors;
(e)     Render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Corporation; and
(f)     Perform all other duties prescribed by the Board of Directors or by the Chief Executive Officer.
5.5     President. The President shall:
(a)     Subject to direction of the Chief Executive Officer, be responsible for the day-to-day operations of the Corporation, and oversee the activities and responsibilities of all officers and employees other than the Chairman of the Board and the Chief Executive Officer;
(b)     When present, in the absence of the Chief Executive Officer, preside at all meetings of the shareholders;
(c)    See that all orders and resolutions of the Board of Directors are carried into effect;
(d)     Sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or Bylaws or by the Board of Directors to some other officer or agent of the Corporation; and
(e)     Perform all other duties prescribed by the Board of Directors or by the Chief Executive Officer.
5.6     Secretary. The Secretary, if any, shall attend all meetings of the shareholders and the Board of Directors. The Secretary shall act as clerk and shall record all the proceedings of the meetings in the minute book of the Corporation and shall give proper notice of meetings of shareholders and the Board of Directors. The Secretary shall keep the seal of the Corporation, if any, and shall affix the seal to any instrument requiring it and shall attest the seal, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.
5.7     Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shall perform such other duties as may from time to time be assigned by the Board of Directors.
5.8     Assistant Officers. In the event of absence or disability of any Secretary or the Chief Financial Officer, the assistant to such officer, if any, shall succeed to the powers and duties of the absent officer until the principal officer resumes his or her duties or a replacement is elected by the Board of Directors. If there are two or more assistants, the order of succession shall be determined through seniority by the order in which elected or as otherwise prescribed by the Board of Directors. The assistant officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board of Directors or the principal officer under whom they serve, but at all times shall remain subordinate to the principal officers they are designated to assist.
ARTICLE 6

INDEMNIFICATION
The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota, as now in effect, or as the same may be hereafter modified.
ARTICLE 7
SHARES AND THEIR TRANSFER
7.1     Certificates of Shares. Unless the Board of Directors has provided that the Corporation’s shares are to be uncertified, every owner of shares of the Corporation shall be entitled to a certificate, to be in such form as the Board of Directors prescribes, certifying the number of shares owned by such shareholder. The certificates for shares shall be numbered in the order in which they are issued and shall be signed in the name of the Corporation by the Chief Executive Officer and by the Secretary or Assistant Secretary, or the Chief Financial Officer, or any other officer of the Corporation authorized by the Board of Directors and shall have the corporate seal, if any, affixed thereto. A record shall be kept of the name of the person owning the shares represented by each certificate, the respective issue dates thereof, and in the case of cancellation, the respective dates of cancellation. Except as provided in Section 7.5 of this Article 7, every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no other certificate shall be issued in exchange for any existing certificate until such existing certificate is cancelled.
7.2     Uncertificated Shares. The Board of Directors by a majority vote of directors present at a duly called meeting may provide that any or all shares of classes or series of shares are to be uncertificated shares. In that case, any shareholder who is issued uncertificated shares shall be provided with the information legally required to be disclosed in a certificate. The Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.
7.3     Issuance of Shares. The Board of Directors is authorized to issue shares of the capital stock of the Corporation up to the number of shares authorized by the Articles of Incorporation. Shares may be issued for any consideration (including, without limitation, money or other tangible or intangible property received by the Corporation or to be received by the Corporation under a written agreement, or services rendered to the Corporation or to be rendered to the Corporation under a written agreement) which is authorized by a resolution approved by the affirmative vote of a majority of the directors present, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined. Upon authorization by resolution approved by the affirmative vote of a majority of the directors present, the Corporation may, without any new or additional consideration, issue shares of its authorized and unissued capital stock in exchange for or in conversion of its outstanding shares, or issue its own shares pro rata to its shareholders or the shareholders of one or more classes or series, to effectuate share dividends or splits, including reverse share splits. No shares of a class or series shall be issued to the holder of the shares of another class or series, unless issuance is either expressly provided for in the Articles of Incorporation or is approved at a meeting by the affirmative vote of the holders of a majority of the voting power of all shares of the same class or series as the shares to be issued.
7.4     Transfer of Shares. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfer of shares on the books of the Corporation may be authorized only by the shareholder of record thereof or the shareholder’s representative or duly authorized attorney-in-fact and only upon surrender for cancellation of the certificate for such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares). The shareholder in whose name shares stand on the books of the Corporation shall be considered the owner thereof for all purposes regarding the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Minnesota.

7.5     Lost Certificates. Any shareholder claiming a certificate for shares has been lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require and shall, if the directors so require, give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors and in an amount determined by the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of the certificate. A new certificate may then be issued in the same tenor for the same number of shares as the one alleged to have been lost or destroyed.
7.6     Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.
7.7     Facsimile Signature. When any certificate is manually signed by a transfer agent, a transfer clerk, or a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the officers and a facsimile corporate seal, if any, may be inscribed on the certificate in lieu of the actual signatures and seal.
ARTICLE 8
FINANCIAL AND PROPERTY MANAGEMENT
8.1     Checks. All checks, drafts, other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Chief Executive Officer or Chief Financial Officer, or any other officer or officers, agent or agents of the Corporation, as may from time to time be determined by resolution of the Board of Directors.
8.2     Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.
8.3     Voting Securities Held by Corporation. The Chief Executive Officer, the President or other officer or agent authorized by the Board of Directors, the Chief Executive Officer or the President, shall have full power and authority on behalf of the Corporation to attend, act at, and vote at any meeting of security or interest holders of other corporations or entities in which the Corporation may hold securities or interests. At the meeting, the Chief Executive Officer, the President or other authorized officer or agent shall possess and exercise any and all rights and powers incident to the ownership of the securities or interest which the Corporation holds.
ARTICLE 9
AMENDMENTS
The Board of Directors of the Corporation is expressly authorized to make Bylaws of the Corporation and from time to time to adopt, amend or repeal Bylaws so made to the extent and in the manner prescribed in the Minnesota Statutes. The Board of Directors shall not adopt, amend, or repeal a Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a Bylaw to increase the number of directors. The authority in the Board of Directors is subject to the power of the voting shareholders to adopt, change or repeal the Bylaws by a vote of shareholders holding a majority of the shares entitled to vote and present or represented at any regular meeting or special meeting called for that purpose.
ARTICLE 10
FORUM SELECTION
Unless the Corporation consents in writing to the selection of an alternative forum, (a) the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action, suit or proceeding asserting a claim arising pursuant to any provision of the Minnesota Business Corporation Act, or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine, shall be a state or federal court located within the state of Minnesota, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants, and (b) subject to the preceding provisions of this Article 10, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than courts in the State of Minnesota (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Minnesota in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence, and (y) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.
Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article 10. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such compliant, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article 10 shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
If any provision or provisions of this Article 10 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 10 (including, without limitation, each portion of any paragraph of this Article 10 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
ARTICLE 11
OPT OUT OF CONTROL SHARE ACQUISITION ACT
Neither Section 302A.671 of the Minnesota Statutes nor any successor statute thereto shall apply to, or govern in any manner, the Corporation or any existing or future control share acquisition of shares of capital stock of the Corporation or limit in any respect the voting or other rights of any existing or future shareholder of the Corporation or entitle the Corporation or its shareholders to any redemption or other rights with respect to outstanding capital stock of the Corporation that the Corporation or its shareholders would not have in the absence of Section 302A.671 of the Minnesota Statutes or any successor statute thereto.

* * *